UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

October 30, 2007

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

333-117263	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216
(Address of Principal Executive Offices) (Zip Code)

(303) 296-2121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 26, 2007, VI Acquisition Corp. and VICORP Restaurants, Inc. (collectively, the “Company”) entered into amendment number four to the Amended and Restated Loan and Security Agreement, dated April 14, 2004, between the Company and Wells Fargo Foothill, Inc. (“WFF”). The amendment agreement provides for the definition of Adjusted EBITDA and certain of the financial covenants governing the senior secured credit facility. Additionally, WFF has acquired from GE Capital Franchise Finance Corporation (“GE”) the outstanding obligations owing to GE and WFF has assigned certain commitments to Ableco Finance LLC.

A copy of the amended and restated loan and security agreement has been attached to this Current Report on Form 8-K as Exhibit 10.39.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed pursuant to Item 1.01:

10.39	Amendment Number Four to Amended and Restated Loan and Security Agreement dated October 26, 2007, by and between Wells Fargo Foothill, Inc. and VICORP Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: October 30, 2007	By:	/s/ Kenneth Keymer
Kenneth Keymer
Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

10.39	Amendment Number Four to Amended and Restated Loan and Security Agreement dated October 26, 2007, by and between Wells Fargo Foothill, Inc. and both VI Acquisition Corp. and VICORP Restaurants, Inc.